UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 1, 2005

TERRA NITROGEN COMPANY, L.P.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	1-10877	73-1389684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Terra Centre

600 Fourth Street, P.O. Box 6000

Sioux City, Iowa 51102-6000

(712) 277-1340

(Address of Principal Executive Offices, including Zip Code)

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 1, 2005, Terra Nitrogen Corporation (the “Prior General Partner”), which prior to such time was the general partner of Terra Nitrogen Company, L.P. (the “Partnership”), the Partnership and its operating partnership, Terra Nitrogen, Limited Partnership (the “Operating Partnership”, and together with the Partnership, the “Partnerships”), completed a restructuring of their organizational structure and certain contractual relationships. The purpose of the restructuring is to further reinforce the structural independence of the Partnerships from Terra Industries Inc. (“Terra”) and its wholly-owned subsidiaries (the “Terra Group”).

On September 1, 2005 (the “Restructuring Closing Date”), the Prior General Partner transferred all of its general partner interest (the “GP Interest”) in the Partnerships to Terra Nitrogen GP Inc. (the “New General Partner”) and the New General Partner became the general partner of the Partnerships. The New General Partner is an indirect, wholly owned subsidiary of Terra that is not required to guarantee the debt of the Terra Group. Under the New General Partner’s governing documents, neither the New General Partner nor the Partnerships may make any bankruptcy filing (or take similar action) without the approval of the New General Partner’s independent directors. In addition, the Partnerships’ property has been released from liens securing debt of the Terra Group so that such property cannot be foreclosed upon in the event there were a default by the Terra Group on Terra Group indebtedness. The directors and officers of the Prior General Partner will serve in the same roles as the New General Partner. For more information on the New General Partner see Item 8.01 of this report.

In connection with the transfer of the GP Interest, the New General Partner transferred its rights to certain incentive distributions under Sections 5.4(D), (E) and (F) of the Amended and Restated Limited Partnership Agreement of the Partnership back to the Prior General Partner.

The restructuring includes:

•	The restructuring of the GP Interest prior to its transfer pursuant to a Reorganization Agreement, dated September 1, 2005, by and among the Partnerships and the Prior General Partner (the “Reorganization Agreement”). A copy of the Reorganization Agreement is attached as Exhibit 10.1 to this report.

•	The repurchase by the Operating Partnership of an $8.2 million secured intercompany note from Terra Capital, Inc. (“Terra Capital”).

•	The transfer by the Prior General Partner of its GP Interest to the New General Partner, pursuant to a Contribution, Assignment and Assumption Agreement, dated September 1, 2005, between the Prior General Partner and the New General Partner (the “Conveyance Agreement”). The Conveyance Agreement also provides for the assignment of certain incentive distribution rights attached to the GP Interest back to the Prior General Partner. Pursuant to the Conveyance Agreement, the New General Partner assumed all liabilities and obligations of the Partnerships to the extent the Prior General Partner was previously obligated to perform and discharge such liabilities and obligations. A copy of the Conveyance Agreement is attached as Exhibit 10.2 to this report.

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The partnership agreements for the Partnership and Operating Partnership were amended and restated in order to reflect the restructured GP Interest described above pursuant to the Reorganization Agreement. The Amended and Restated Agreement of Limited Partnership of the

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Partnership (the “A/R Partnership Agreement”) and the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “A/R Operating Partnership Agreement”) were entered into on September 1, 2005 immediately before the transfer of the GP Interest to the New General Partner. The principal amendments to the A/R Partnership Agreement and A/R Operating Partnership Agreement relate to the changes to the GP Interest effectuated under the Reorganization Agreement (as discussed above). Other provisions which are no longer applicable to the Partnerships or required by law were deleted, including the updating of certain information and definitions and providing consistency with the restructuring described in this report. The A/R Partnership Agreement and A/R Operating Partnership Agreement are attached as Exhibit 3.1 and 10.3, respectively.

•	The designation by the Board of Directors of Terra of the New General Partner as an “unrestricted subsidiary” in accordance with the provisions set forth in the Indenture dated October 10, 2001, by and among Terra Capital, certain guarantors a party thereto and U.S. Bank National Association (the “2008 Indenture”) and the Indenture dated May 21, 2003, by and among Terra Capital, certain guarantors a party thereto and U.S. Bank National Association (the “2010 Indenture”).

•	On September 1, 2005, Terra, the Prior General Partner and the New General Partner entered into an Amendment to the General and Administrative Services Agreement regarding Services by Terra, dated as of January 1, 1995 (the “Terra Services Agreement”) and an Amendment to the General and Administrative Services Agreement regarding Services by the Prior General Partner, dated as of January 1, 1995 (the “Old GP Services Agreement”). Both the Terra Services Agreement and the Old GP Services Agreement were amended to account for the New General Partner’s admittance as successor general partner of the Partnerships. The amendments to the Terra Services Agreement and Old GP Services Agreement do not change any of the terms or conditions of such agreements, but merely join the New General Partner as a party. Such amendments are attached as Exhibit 10.4 and 10.5.

The restructuring was approved in accordance with the Agreement of Limited Partnership of the Partnership and the Agreement of Limited Partnership of the Operating Partnership Agreement, in each case, as they existed prior to the restructuring, by the Prior General Partner, the Board of Directors of the Prior General Partner and the Partnership, as limited partner of the Operating Partnership. In connection with such approval, the Board of Directors recommended approval of the succession of the New General Partner as the general partner of the Partnerships, and the execution and delivery by the Partnerships, as applicable, of the A/R Partnership Agreement, the A/R Operating Partnership Agreement, the Reorganization Agreement and the Conveyance Agreement.

The Board of Directors of the Prior General Partner approved the restructuring of its outstanding GP Interest in the Partnership, constituting a 1/99ths GP Interest (the “MLP GP Interest”) and its outstanding GP Interest in the Operating Partnership, constituting a 1% GP Interest in the Operating Partnership (the “OLP GP Interest”) so that (i) the MLP GP Interest was changed into a 0.025/99ths GP Interest in the Partnership represented by 4,720 General Partner Units (the “Revised MLP GP Interest”) and a 0.975/99ths limited partner interest in the Partnership represented by 184,072 non-voting Class B Common Units; (ii) the OLP GP Interest was changed into a 0.025% GP Interest in the Operating Partnership (the “Revised OLP GP Interest”) and a 0.975% limited partner interest in the Operating Partnership. The Revised MLP GP Interest and the Revised OLP GP Interest were conveyed to the New General Partner in exchange for cash equal to the fair market value of the Revised MLP GP Interest and the Revised OLP GP Interest. The New General Partner assigned its rights to certain incentive distributions under Sections 5.4(D), (E) and (F) of the A/R Limited Partnership Agreement back to the Prior General Partner. The Board of Directors of Terra and the trustee under the 2008 Indenture and 2010 Indenture received a fairness opinion of an independent financial advisor in connection with the restructuring.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Effective as of the Restructuring Closing Date, the New General Partner succeeded as the general partner of the Partnerships and became the manager of the Partnerships under the A/R Partnership Agreement and the A/R

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Operating Partnership Agreement. Changes to the A/R Partnership Agreement are described in Item 1.01 of this report and are incorporated by reference into this Item 5.03. On the Restructuring Closing Date, the New General Partner adopted a certificate of incorporation (the “New Charter”) substantially similar to that of the Prior General Partner, except that the New Charter includes provisions (i) prohibiting the New General Partner from providing any guarantees of Terra debt (but not Partnership debt) and (ii) requiring the New General Partner’s independent directors’ approval of any bankruptcy filing (or similar action) by the New General Partner or the Partnerships (the “Designated Provisions”). As provided in the New Charter, the Designated Provisions terminate at such time as there are no longer any non-Terra affiliates holding publicly-traded common units in the Partnership.

The Bylaws of the New General Partner are substantially similar to those of the Prior General Partner.

The Certificate of Incorporation and Bylaws of the New General Partner are attached as Exhibit 3.2 and 3.3, respectively and incorporated herein by reference.

ITEM 8.01	OTHER EVENTS.

In connection with the restructuring, the Prior General Partner transferred its general partner interest in the Partnerships to the New General Partner and the New General Partner thereby was admitted as the general partner of the Partnerships. The transfer of general partner interests did not constitute a change of control and the New General Partner has the same directors and officers as the Prior General Partner prior to the restructuring, except that one new director was appointed as described in the Form 8-K filed by the Partnership on July 22, 2005. The directors and officers will serve in identical roles with respect to the operation and management of the New General Partner, except as modified by the Designated Provisions. The independent directors of the New General Partner have resigned from the Board of Directors of the Prior General Partner.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

3.1	Amended and Restated Agreement of Limited Partnership of Terra Nitrogen Company, L.P., dated September 1, 2005

3.2	Certificate of Incorporation of Terra Nitrogen GP Inc.

3.3	Bylaws of Terra Nitrogen GP Inc.

10.1	Reorganization Agreement, dated September 1, 2005

10.2	Conveyance, Assignment and Assumption Agreement, dated September 1, 2005

10.3	Amended and Restated Agreement of Limited Partnership of Terra Nitrogen, Limited Partnership, dated September 1, 2005

10.4	Amendment No. 1 to the General and Administrative Services Agreement regarding Services by Terra Industries Inc., dated September 1, 2005

10.5	Amendment No. 1 to the General and Administrative Services Agreement regarding Services by Terra Nitrogen Corporation, dated September 1, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TERRA NITROGEN COMPANY, L.P.

By:	Terra Nitrogen Corporation
Its:	General Partner

/s/ MARK A. KALAFUT
Terra Nitrogen GP Inc.
Vice President, General Counsel and Corporate Secretary

Date: September 7, 2005

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